Exhibit 10.2

REGIONAL MANAGEMENT CORP.

ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective March 23, 2015)

1. Purpose of the Plan; Eligibility

The purpose of the Plan is to enable the Company to attract, retain, motivate and reward selected officers and other employees of the Company and its Affiliates by providing them with the opportunity to earn incentive compensation awards (each, an “award” or “bonus”) based on attainment of performance objectives. Officers and other employees of the Company and its Affiliates who are selected by the Committee shall be eligible to participate in the Plan.

2. Definitions

In addition to other terms defined herein, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Affiliate” means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company.

(b) “Applicable Law” means any applicable laws, rules and regulations (or similar guidance), including but not limited to the Code.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control” shall (except as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting stock;

(ii) The date of the consummation of (A) a merger, consolidation, recapitalization or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Company’s common stock immediately prior to the transaction have voting control over less than fifty percent (50%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii) The date there shall have been a change in a majority of the Board within a 12-month period unless the nomination for election by the Company’s stockholders or the appointment of each new director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 2(d), in the event that any awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such awards to be made upon a Change of Control may be permitted, in the Committee’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(f) “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. For clarity, the term “Committee” includes the Board (or subcommittee of the Committee or other committee of the Board) if exercising the authority of the Committee under the Plan.

(g) “Company” means Regional Management Corp., a Delaware corporation, together with any successor thereto. In the Committee’s discretion, the term “Company” may also refer to the Company and any or all of its Affiliates.

(h) “Covered Employee” shall have the meaning given the term in Code Section 162(m).

(i) “Determination Date” means, with respect to compensation payable to a Covered Employee that is intended to qualify for the qualified performance-based compensation exception under Code Section 162(m), the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has elapsed; provided that, in any event, the Determination Date shall be a date on which the outcome of any performance objectives is substantially uncertain. For clarity, with respect to compensation that is not intended to so qualify, the Determination Date shall be established by the Committee in its discretion.

(j) “Disability” or “Disabled” shall, except as may be otherwise determined by the Committee (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability” or “Disabled”), “Disability” or “Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee shall have authority to determine if a Disability has occurred.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(l) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(m) “Participant” shall mean each officer and other employee of the Company or any of its Affiliates whom the Committee designates as a participant under the Plan.

(n) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(o) “Performance Period” shall mean a period established by the Committee during which performance shall be measured to determine if any payment will be made under the Plan. A Performance Period may be coincident with one or more fiscal years or fiscal quarters of the Company, or any portion thereof, and performance periods may be overlapping.

(p) “Plan” shall mean the Regional Management Corp. Annual Incentive Plan, as amended and restated effective March 23, 2015, and as it may be further amended and/or restated.

(q) “Share” shall mean a share of common stock of the Company, or any successor securities thereto.

(r) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f) (or any successor section thereto).

3. Administration

(a) The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary; and, provided further, that, to the extent Code Section 162(m) is applicable, the Plan shall, to the extent reasonably possible, be administered and interpreted by the Committee in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Code Section 162(m) to so qualify. Without limiting the effect of the foregoing, (i) to the extent required by Code Section 162(m), the Committee shall be comprised of at least two members and each member of the Committee (or subcommittee of the Committee) shall be an “outside director” as defined in Code Section 162(m), and (ii) the members of the Committee shall be deemed independent if and to the extent required under applicable rules of any applicable stock exchange or national securities association. The Committee shall select Participants, establish the performance objective(s) for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objective(s) have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any of its Subsidiaries or other Affiliates, any Participant and any other person dealing with the Plan. The Committee’s authority to grant awards and authorize payments under the Plan shall not in any way restrict the authority of the Company to grant compensation to employees or other service providers under any other compensation plan, program or arrangement of the Company.

(b) The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or any of its Subsidiaries) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

(c) The Committee may delegate its authority under this Plan, subject to the requirements of Applicable Law and such terms and conditions as may be established by the Committee; provided that, to the extent Code Section 162(m) is applicable, the Committee shall not delegate its authority with respect to the compensation of the Chief Executive Officer of the Company or any other individual whom the Board or Committee reasonably believes is or may become a Covered Employee subject to Code Section 162(m). The Committee also shall have the authority and discretion to establish terms and conditions of awards (including but not limited to the establishment of subplans) as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

4. Bonuses

(a) Performance Objectives. The Committee shall select those persons who shall be eligible to participate in the Plan and shall establish the performance objective or objectives that must be satisfied during a Performance Period in order for a Participant to be eligible to receive a bonus for such Performance Period. The Committee shall make such determinations no later than the Determination Date (or such other date as may be required or permitted under Code Section 162(m)) with respect to awards granted to Covered Employees that are intended to qualify for the qualified performance-based compensation exception under Code Section 162(m) and on such date as may be determined by the Committee with respect to awards not intended to so qualify. The performance objective(s) established by the Committee may be based on individual, business unit/function and/or corporate performance measures. With respect to awards granted to Covered Employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), any such performance objective(s) must be established in writing and must be objective and based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per Share; (viii) net income per Share and/or earnings per Share (in each case, on a basic and/or diluted basis); (ix) book value per Share; (x) return on members’ or stockholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off, average finance receivables, net loans charged off as percent of average net finance receivables, and net finance receivables); (xix) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA), and (xxiv) total return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or other Affiliates or one or more of its divisions, departments or units, or any combination of the foregoing, and may be applied on an absolute basis, in relation to performance in a prior period and/or in relation to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, with respect to awards that are not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Committee may approve performance objectives based on other criteria, which may or may not be objective.

(b) Target Incentive Bonuses; Discretionary Bonuses.

(i) The Committee shall establish target incentive bonuses for each individual Participant. The Committee shall make such determinations no later than the Determination Date of a given Performance Period (or such other date as may be required or permitted under Code Section 162(m) to the extent applicable) with respect to awards that are intended to qualify for the qualified performance-based compensation exception under Code Section 162(m) and on such date as may be determined by the Committee with respect to awards that are not intended to so qualify.

(ii) Bonuses paid to persons who are “Covered Employees” as determined under Code Section 162(m) are intended to comply with the qualified performance-based compensation exception under Code Section 162(m) if and to the extent practicable, although the Committee may determine to award bonuses under the Plan that do not so qualify. As such, the Committee may, in its discretion, grant such bonuses, if any, to such Participants, if any, as the Committee may determine, in respect of a given Performance Period, that are based on such performance objectives as may be established by the Committee (subject, in any event, to the Participant award limitation stated in Section 4(c) herein).

(c) Determination of Bonuses; Maximum Amount Payable. As soon as practicable after the applicable Performance Period ends, the Committee shall (i) determine (A) whether and to what extent any of the performance objective(s) established for the relevant Performance Period have been satisfied and certify to such determination, and (B) for each Participant who is employed by the Company or one of its Subsidiaries or other Affiliates on the last day of the applicable Performance Period, unless otherwise determined by the Committee, the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Committee may deem appropriate, and (ii) cause such bonus to be paid to such Participant in accordance with Section 5. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $2,500,000.

(d) Negative Discretion. Notwithstanding any other provision in the Plan, the Committee shall have the unilateral right, in its absolute discretion, to (i) reduce or eliminate the amount of an award granted to any Participant, including an award otherwise earned and payable pursuant to the terms of the Plan; and (ii) establish rules and procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c). The Committee shall not have any discretion to increase the amount of an award payable to a Participant who is a Covered Employee to the extent that the award is intended to comply with the qualified performance-based compensation exception under Code Section 162(m) (except in the event of a change of control or as otherwise permitted under Code Section 162(m)).

(e) Death or Disability. If a Participant dies or becomes Disabled prior to the date on which bonuses under the Plan for the applicable Performance Period are payable, such Participant may, in the Committee’s discretion, receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or Disability occurs prior to and including the date of the Participant’s death or Disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f) Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan in respect of any Performance Period to any Participant whose employment terminates prior to the last day of such Performance Period. Any such determination by the Committee shall be made in a manner consistent with Code Section 162(m) if and to the extent required with respect to awards that are intended to qualify for the performance-based compensation exception under Code Section 162(m).

(g) Partial Performance Period. To the extent permitted under Code Section 162(m), unless otherwise determined by the Committee, if a Participant is hired or rehired by the Company (or any of its Subsidiaries or other Affiliates) after the beginning of a Performance Period for which a bonus is payable hereunder, such Participant may, if determined by the Committee, receive a bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days of active employment with the Company (or any of its Subsidiaries or other Affiliates) during the Performance Period and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(h) Change of Control. In the event of a Change of Control, the Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change of Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c).

(i) Forfeiture/Clawback. Notwithstanding anything in the Plan to the contrary, the Committee may in its discretion at any time provide that an award or benefits related to an award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an award or receipt of any benefit under the Plan, the Committee may at any time require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(j) Adjustments. The Committee may provide with respect to any award that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example but without limitation the following: (i) asset write-downs or impairment charges; (ii) significant litigation or claim judgments or settlements; (iii) the effect of change in tax laws, accounting standards or principles or other laws or regulatory rules; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in then-current accounting principles; (vi) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders; (vii) acquisitions or divestitures; (viii) a change in the Company’s fiscal year; (ix) any other specific unusual or infrequent events or objectively determinable category thereof; (x) foreign exchange gains and losses. The Committee shall make provisions for any such adjustments if and as required under Code Section 162(m) to the extent that Code Section 162(m) is intended to apply with respect to an award.

5. Payment

(a) In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies in writing that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus; provided, however, that in any event all payments made hereunder shall be structured in a manner intended to be in accordance with or exempt from the requirements of Code Section 409A. Without limiting the effect of the foregoing, awards payable under the Plan shall be paid no later than the later of (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture, or shall otherwise be structured in a manner intended to be exempt from or in compliance with Code Section 409A.

(b) Form of Payment. All bonuses payable under this Plan shall be payable in cash or, at the discretion of the Committee, in awards or shares under the Company’s 2015 Long-Term Incentive Plan, 2011 Stock Incentive Plan or any successor plan, in each case as such plan may be amended from time to time.

6. General Provisions

(a) Effectiveness of the Plan. The Plan became effective on the date on which it was adopted by the Board (August 23, 2011, the “Effective Date”), subject to the approval of the stockholders of the Company, which approval was obtained. The Plan was amended and restated effective March 23, 2015, subject to the approval of the stockholders of the Company. The Plan shall be subject to further stockholder approval if and to the extent required under Code Section 162(m) or other Applicable Law.

(b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan and any awards granted under the Plan; provided, however, that approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval is required under Applicable Law. Further, the Committee shall have unilateral authority to amend the Plan and any award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law.

(c) No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of or service to the Company or any of its Subsidiaries. Except as may be otherwise provided in the Plan or determined by the Board or the Committee, all rights of a Participant with respect to an award shall terminate upon the Participant’s termination of employment or service. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(d) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action. Further, notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the Plan, or take any other action, unless such distribution or action is in compliance with Applicable Law.

(e) Successors and Assigns; Nonalienation of Benefits. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their legal representatives, executors, administrators and beneficiaries. No Participant or beneficiary shall have the power or right to transfer, anticipate or otherwise encumber the Participant’s interest under the Plan, without the Company’s consent. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated.

(f) Withholding; Other Tax Matters. A Participant shall be required to pay to the Company or any of its Affiliates and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes. The Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person, or to indemnify any person with respect to any tax obligations.

(g) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws, and any and all disputes by a Participant relating to the Plan shall be brought only in the state courts of Greenville, South Carolina, or the United States District Court for the District of South Carolina, Greenville division, as appropriate.

(i) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(j) Compliance with Section 409A. Notwithstanding any other provision in the Plan or an award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any award, it is the general intention of the Company that the Plan and all such awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such awards shall, to the extent practicable, be construed in accordance therewith. Deferrals of any benefit distributable under the Plan otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. For purposes of Code Section 409A, each installment payment provided under the Plan or an award shall be treated as a separate payment. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or award, as applicable, and (ii) terms used in the Plan or an award shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee, nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(k) No Trust; Unfunded Plan. The Company shall not be required to establish or maintain a special fund or segregate assets with respect to any obligations under the Plan, and neither a Participant nor any other person shall have any interest in any particular assets of the Company. Nothing contained in the Plan shall be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Participants or any other person or constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured creditor of the Company.

(l) Code Section 162(m) Matters. The Company intends that compensation under the Plan payable to Covered Employees will, to the extent practicable and unless the Board or the Committee determines otherwise, constitute qualified performance-based compensation within the meaning of Code Section 162(m). Accordingly, the provisions of the Plan shall, to the extent practicable, be administered and interpreted in a manner consistent with Code Section 162(m) (including by way of illustration the timing of actions taken and any requirement that certifications be in writing), unless the Board or the Committee determines otherwise.